UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 19, 2005
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

We acquired the following properties between July 15 through July 19, 2005:

	Year	Date	Approximate Acquisition Costs Including Expenses	Gross Leasable Area	Physical Occupancy as of 07/01/05	No. of
Property	Built	Acquired	($) *	(Sq. Ft.)	(%)	Tenants	Major Tenants **

Gardiner Manor Mall 838 Sunrise Highway Bay Shore, NY (1)	1999	07/19/05	65,227,000	220,631	99	16	King Kullen Supermarket Linens 'N Things Old Navy Staples Michaels

Bed Bath Beyond Plaza 950 Merchants Concourse Westbury, NY (1)	2000- 2002	07/19/05	16,640,000	61,639	100	2	Bed Bath & Beyond

Crown Theater 330 New Park Avenue Hartford, CT (1)	2000	07/19/05	17,033,000	74,170	100	1	Crown Theater

Wilton Square 3049 Route 50 Saratoga Springs, NY (1)	2000/ 2001	07/19/05	47,161,000	438,097	99	19	Home Depot Target Price Chopper

Mid-Hudson Center 3470 North Road Poughkeepsie, NY (1)	1999	07/19/05	42,637,000	246,366	100	13	Home Depot Stop & Shop
*	Our acquisition costs may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant.

**	Major tenants include tenants leasing more than 10% of the gross leasable area of the individual property.

(1)

These properties were purchased from the same sellers. On July 19, 2005, we purchased these properties with our own funds. These properties together with others affiliated with this seller purchased on May 20, 2005 and June 17, 2005, respectively, were also financed on July 19, 2005, using a single note in the amount of $232,408,000. Collectively the ten properties purchased from affiliated sellers secure the note. The note requires interest only payments at a 30 day LIBOR rate plus 76 basis points and matures August 2010. The initial interest rate associated with the note is 4.18%

Item 9.01. Financial Statements, ProForma Financial Information and Exhibits
  Financial Statements

Audited financial statements for Gardiner Manor Mall, Bed Bath & Beyond Plaza, Crown Theater, Wilton Square and Mid-Hudson Center were already filed as part of our Post-Effective Amendment Number 3 dated June 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	July 19, 2005